Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: +1-704-275-9113
E: IR@AltisourceAMC.com

Altisource Asset Management Corporation Announces Departure of Officer

CHRISTIANSTED, U.S. Virgin Islands, May 19, 2022 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE American: AAMC) today affirmed that Thomas K. McCarthy's term as Interim Chief Executive Officer expires on May 31, 2022 in accordance with the terms of his employment agreement. The Company will pay Mr. McCarthy a bonus of $250,000 in recognition of his contributions to the Company during his tenure as Interim Chief Executive Officer.

Recent Developments

The Company is also announcing that:

•The Company has hired a new Head of Sales for its Alternative Lending Group (“ALG”) to join the Company on or before June 16, 2022. Our new Head of Sales has over twenty-five years of experience as a Sales Executive with knowledge and expertise in the bridge space, whole loan trading and mortgage sales & marketing operations. We are very excited to have him join the Company.
•The Company has acquired an additional $11.0 million in loan commitments since March 31, 2022 and has $23.9 million in loans under evaluation.
•The Company has an agreement in principle for a lease in Tampa, Florida for ALG’s origination office beginning July 1, 2022.

“The Board and I appreciate the leadership Tom exhibited as we transitioned to new lines of business and establishing a strong foundation for AAMC's future growth,” stated John de Jongh. Jr., Interim Chairman of the Board of Directors of the Company. “We believe he left the Company in a position to grow our new businesses and ensured a smooth transition.”

About AAMC

AAMC is an alternative lending company that provides liquidity and capital to under-served markets. We also continue to assess opportunities that could potentially be of long-term benefit to shareholders such as our Crypto-ATMs.

Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations, and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation, our ability to develop our businesses, and to make them successful or sustain the performance of any such businesses; our ability to purchase loans that are under evaluation; the agreement to final terms of the lease for our sales office; developments in the litigation regarding our redemption obligations under the Certificate of Designations of our Series A Convertible Preferred Stock;; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.